Exhibit No. 99.2

AGREEMENT

     This Agreement made this 12th day of January 2004, to be effective December 31, 2003 by and between Freedom Mortgage Corporation, a New Jersey corporation (“Freedom”), Ocean West Holding Corp., a Delaware corporation (“Ocean West”), and First Fidelity Capital Markets, Inc., a Florida corporation (“FFCM”).

BACKGROUND

      WHEREAS, Freedom is in the business of marketing and originating mortgage loans including home equity and other consumer loans (collectively “mortgage loans”); and

     WHEREAS, Ocean West through its subsidiary, Ocean West Enterprises, Inc. (“OWE”) (for purposes of this Agreement, Ocean West and OWE shall be referred to collectively as “Ocean West” unless otherwise stated) is engaged in originating mortgage loans through a network of “Branch Managers” that are employees of Ocean West pursuant to employment agreements listed on Exhibit “A” attached hereto and made part hereof; and

     WHEREAS, Ocean West has entered into broker agreements with various individuals to act as wholesale mortgage brokers for Ocean West (“Wholesale Brokers”) pursuant to the agreements set forth on Exhibit “B”, attached hereto and made part hereof; and

WHEREAS, FFCM has acted as an advisor to Freedom; and

     WHEREAS, Freedom has the ability to fund mortgage loans through warehouse facilities and on better terms than those available to Ocean West; and

     WHEREAS, Ocean West desires to convert its employment agreement with its Branch Managers and Wholesale Brokers and have those Branch Managers and Wholesale Brokers enter into new employment agreements and wholesale broker agreements respectively with Freedom; and

     WHEREAS, Freedom desires to enter into new agreements with the Branch Managers and Wholesale Brokers of Ocean West provided that the respective Branch Managers and Wholesale Brokers agree to terminate their agreements with Ocean West; and

     WHEREAS, Freedom desires that Ocean West continue to oversee the management of its former Branch Managers and Wholesale Brokers; and

     WHEREAS, Freedom, Ocean West and FFCM desire to split and divide the profits of the mortgage loans to be originated by the Branch Managers and Wholesale Brokers under their new arrangement with Freedom (“New Division”) pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, intending to be legally bound and in consideration of the facts and covenants herein contained, the parties agree as follows:

          1. Incorporation of the Recitals. The Background Recitals above, are hereby made part of this Agreement and are incorporated herein as though set forth in full by this reference.

          2. Branch Managers and Wholesale Brokers. Ocean West has entered in employment agreements with various individuals as set forth on Exhibit “A”, attached hereto and made part hereof, to act in the capacity as “Branch Manager” for an Ocean West branch office, set forth in the respective Agreements (“Branch Manager Agreements”); and entered into wholesale broker agreements with various individuals as set forth on Exhibit “B”, attached hereto and made part hereof (“Wholesale Broker Agreements”). Ocean West will use its best efforts to convert its agreements with the respective Branch Manager and Wholesale Broker, and have those Branch Managers and Wholesale Brokers enter into new employment/branch management agreements with Freedom, in form and substance similar to Exhibit “C”; and new Wholesale Broker Agreements in form and substance similar to Exhibit “D”, both attached hereto and made part hereof. As part of the conversion termination and novation of the Branch Manager Agreement and Wholesale Broker Agreements between Ocean West and the respective Branch Manager and Wholesale Broker, respectively, the agreement will have both parties indemnify and hold Freedom harmless from any prior liens, claims, liabilities, costs and expenses arising from the Branch Manager Agreement and/or the Wholesale Broker Agreement and/or any mortgage loan originated as an Ocean West Branch or part of the Ocean West organization.

          3. Freedom’s Funding. For those Branch Managers and Wholesale Brokers that enter into new agreements with Freedom (collectively “Freedom Branch Managers”), Freedom shall fund mortgage loans for those applications which shall meet Freedom’s underwriting standards, which shall be determined in Freedom’s sole discretion. Ocean West acknowledges that Freedom has the sole discretion to fund or not fund a mortgage loan, establish rules and regulations for Freedom’s Branch Managers and to terminate, on an “at will” basis, any employment agreement with a Freedom Branch Manager or Freedom Wholesale Broker.

          4. Ocean West Management. The New Division shall require Ocean West to provide management duties for the New Division. Ocean West, its principal officers, Messrs. Stewart and Meddings are not permitted or authorized to make any disbursements or purchases and/or incur liabilities on behalf of Freedom, or to otherwise obligate Freedom without the prior written authorization of Freedom. The management expenses incurred by Ocean West attributable to the New Division and approved by Freedom shall be considered Direct Costs (as hereinafter defined) of the New Division. If requested by Freedom, Messrs. Stewart and Meddings will enter into a formal “at will” independent contractor or employment agreements, in form and substance satisfactory to Freedom, Stewart and Meddings.

          5. Profits and Distributions. The parties agree to divide the “Profits from the New Division” (hereinafter defined) in the following manner:

Freedom	45%
Ocean West	45%
FFCM	10%

               5.1 The Profits from the New Division shall be the Gross Revenue (hereinafter defined) of the new Freedom Branch Managers and new Freedom Wholesale Brokers who were formerly Ocean West Branch Managers or Wholesale Brokers; and any new branch manager or wholesale broker procured by Ocean West who originate loans and become new Freedom Branch Managers or Wholesale Brokers, as they may be comprised from time to time, less the Direct Costs, hereinafter defined, of the New Division, calculated as follows:

     “Gross Revenue” of the Division means those fees, commissions, and revenues earned directly by the New Division including interest earned on loans originated for sale. For purposes of determining the value of servicing rights on “’A’ Loans” only (as hereinafter defined), the value shall be .25% plus interest income earned. For “Alt ‘A’ Loans” and “Sub-Prime Loans” (as hereinafter defined) there shall be no value placed on servicing income other than net income generated on the warehouse line prior to sale.

     “Direct Costs” of the New Division means those costs which are directly attributable to the New Division and any new costs for increases to the existing Freedom infrastructure specifically acquired due to the operational needs of the New Division, including, but not limited to, the costs of Freedom and Freedom Branch Managers, salaries and employment taxes of employees, benefits of the employees, advertising costs, claims, rent, supplies, equipment, and all reasonably and necessary costs and expenses of the New Division and the Loss Reserve Holdback Amount (as defined below). Direct Costs shall also include the interest cost and fees of borrowed funds. Direct costs do not include the general overhead and administrative costs of Freedom unless specifically required by the New Division. Income taxes or taxes similar thereto such as franchise and net profits taxes shall be excluded from Direct Costs. The New Division shall be responsible on a Direct Cost basis for liabilities and losses incurred with respect to “faulty” ‘A’ Loans originated through the New Division.

     “Loss Reserve Holdback Amount” means an amount equal to 40 basis points of the original principal balance of loans originated by the New Division for the year in question for Alt ‘A’ and/or Sub-Prime Loans. There shall be no Loss Reserve Holdback for ‘A’ Loans. This amount shall be set aside in a Freedom account (“Loss Reserve Holdback Account”) and shall not be a part of the Company’s general operating funds. The Loss Reserve Holdback Account will be used as an offset by Freedom at the sole discretion of Freedom, for any and all suits, claims, demands, losses, damages, or causes of action of any kind whatsoever, whether in law or in equity, in contract or in tort, under statute or at common law, whether now known or unknown, including after the expiration of this Agreement and which originate from and relate to the New Division or the mortgage loans originated by the New Division. This right of offset shall be assignable by Freedom.

     "'A’ Loans for purposes of this Agreement means those mortgage loans saleable to Freddie Mac and/or Fannie Mae only, and to no other person or institution. “Alt ‘A’ and “Sub-Prime Loans” for purposes of this Agreement mean mortgage loans saleable to anyone other than Freddie Mac and Fannie Mac.”

               5.1.2 The Loss Reserve Holdback Account will be released after a period of seven (7) years on a rolling basis. For example, in year 8, any amount of the Loss Reserve Holdback Account that has been waiting in escrow for a period of seven years and that has not been offset by any claims will be released to the parties and distributed as per the profit allocation set forth herein. Then, in year 9, the amount of funds in the account deposited in year 2 and that has not been offset by any claims will be released, and so on. Whenever a claim arises against the Loss Reserve Holdback Account, such claim shall be offset against the money that is first available for an offset (i.e., against the amount of Loss Reserve Holdback Account that has been escrowed the longest). Any remaining funds for the year in question will then be available for release to the parties after the appropriate required time period has run.

                    5.1.2.1 Notwithstanding 5.1.2 above, if in the year in question there are claims pending, threatened or outstanding which in the reasonable judgment of Freedom, requires that the amount in the Loss Reserve Holdback Account, not be distributed because the remaining funds in the Loss Reserve Holdback Account will be insufficient to cover such claims, then Freedom may withhold such distribution and use the Loss Reserve Holdback Account for the year in question for the purpose of paying or settling the claim(s).

          5.2 The Profits from the New Division shall be calculated as of the end of each calendar quarter and paid sixty (60) days after the end of such quarter.

          5.3 Within forty-five (45) days after the end of each calendar quarter, the Chief Financial Officer of Freedom or his designee shall furnish a signed, written statement to Ocean West and FFCM showing the details applicable to their right to receive the profits hereunder and showing the amount, if any, which is due to them for such concluded calendar quarter. Ocean West and FFCM, respectively, shall have the right to verify any such statement on the relevant books and records of Freedom by their own examination thereof or by causing the same to be examined by any person of their choosing, who shall execute a confidentiality agreement acceptable in form and substance to Freedom, during regular working hours, at the office of Company, and on reasonable advance notice to Freedom, but only within a period of twenty (20) days after Ocean West or FFCM has received such statement. The cost of any such examination shall be borne by the inspecting party. Unless Ocean West or FFCM, as the case may be, delivers to the Chief Financial Officer of Company a written objection to such statement specifying the basis of the objections in reasonable detail within said 20-day period, then the statement with respect to the profit calculation as previously delivered shall be binding and conclusive on all parties for all purposes.

     6. Term. Subject to the provisions of Paragraph 7 below, this Agreement shall continue for as long as the New Division is operating.

     7. Additional Termination Provisions.

          7.1 Notwithstanding the provisions of Section 6 above, Freedom may terminate this Agreement, in its sole discretion, at any time, if after the completion of the initial three (3) months of the operation of the New Division, there shall occur any period of three (3) consecutive months (not including the initial three months) during which the New Division did not earn a net pre-tax profit (Gross Revenues exceed Direct Costs, as those terms are defined in Section 5 hereof), in any of the three calendar months. Freedom may elect, within 30 days following the end of the third month, to terminate operation of the New Division, subject to the rights of the parties described below. The three month period shall commence on the date of this agreement and not on the effective date of December 31, 2003.

               7.1.1 Upon termination of the New Division, Freedom Branch Managers (the Branch Managers and Wholesale Brokers) who were part of the New Division shall be released from any restrictions to compete against Freedom, but not any monetary obligations owed to Freedom, if any. The parties shall be entitled to their profit division, if any, through the date the New Division is terminated. However, Freedom shall maintain the Loss Reserve Holdback Account for future claims and distribute the funds pursuant to this Agreement at the appropriate time.

               7.1.2 In the event the Agreement is terminate pursuant to 7.1 above, Freedom agrees to pay Ocean West and FFCM their respective share of profits, for a period of twelve (12) months from date of termination relating to those Branch Managers and Wholesale Brokers of the New Division who choose to remain a part of Freedom’s network.

          7.2 Notwithstanding the provision of Section 6 above, Freedom may immediately terminate this Agreement if Ocean West does any of the following (“Cause Termination”):

            (1) Ocean West’s directors, or principal officers, are convicted of a felony involving any act of fraud, misappropriation or dishonesty;

            (2) Ocean West’s gross negligence as determined pursuant to the arbitration provisions set forth herein;

            (3) Ocean West engages in the willful, unauthorized disclosure of Confidential Information, unless such disclosure was (i)

believed in good faith by Ocean West to be appropriate in the course of properly carrying out Ocean West’s duties under the Agreement, or (ii) required by an order of a court having jurisdiction over the subject matter or a summons, subpoena or order in the nature thereof of any legislative body (including any committee thereof) or any governmental or administrative agency;

            (4) Ocean West is in material breach of this Agreement and fails to cure such breach within forty-five (45) days after written notice thereof;

            (5) Ocean West fails, refuses, or neglects to perform their material duties under this Agreement provided, however, that within forty-five (45) days of receiving written notice of the material duties breached, Ocean West has the opportunity to cure such breach;

            (6) Ocean West’s commission of any act or fraud, larceny, misappropriation of funds or embezzlement, or of a felony or a crime involving moral turpitude; provided, however, Freedom and Ocean West differ as to whether or not Ocean West has committed such an act, felony or crime the matter shall be arbitrated as provided below.

            (7) Ocean West’s violation of R.E.S.P.A. or any similar federal, state, or local real estate statute(s). If such violation occurs within the initial three (3) months of this Agreement, Ocean West may cure such violation, if curable. After three (3) months, if a violation shall occur, which cannot be cured within fifteen (15) days from the knowledge of the violation, and such violation causes Freedom any material harm, of has a detrimental effect on its business, as reasonably determined by Freedom, such violation shall be considered Cause Termination.

            (8) Ocean West has materially misstated the licenses it holds, and/or the claims and liabilities against Ocean West or the nature of these claims and liabilities, and such misstatements have a detrimental effect on business on the New Division.

     If any of the Cause Termination events occur, subject to any cure period, Freedom may terminate Ocean West’s rights under this Agreement, and Freedom shall have no obligation to Ocean West for additional profits other than amounts accrued through the date of termination. Ocean West forfeits any rights to the Loss Reserve Holdback Account.

          7.3 Notwithstanding the provision of Section 6 above, Ocean West may terminate this Agreement is Freedom has breached any of the provisions below:

               (1) failed to maintain the required licenses in areas where the New Division does a substantial amount of business and such failure has a substantial detrimental effect on the business of the New Division;

               (2) failed to maintain its net worth requirements as required by federal and state licensing authorities and such failure has a substantial detrimental effect on the business of the New Division;

               (3) failed to pay the respective share of profits to Ocean West when due and payable, unless such amount is reasonably disputed, in which case it will be submitted to arbitration as provided for herein.

                    7.3.1 Freedom shall have a forty-five (45) day period to cure any conduct giving cause for Ocean West to terminate this Agreement.

                    7.3.2 Upon termination of this Agreement by Ocean West pursuant to this Section 7.3, the provisions of Section 7.1.1 and 7.1.2 shall apply, and Ocean West shall be relieved of the provision of Section 13 herein.

          8. Branch Manager Agreements. Ocean West agrees to deliver to Freedom a true, correct and complete copy of each employment agreement of its Branch Manager Agreements, and each Wholesale Broker Agreements including any amendments, modifications, extensions or waivers thereto or thereof, and a written summary setting forth the terms and conditions of each oral agreement, if any. With respect to each employment agreement, and Wholesale Broker Agreements, Ocean West represents and warrants that to the best of its knowledge and belief, (A) the agreement is legally enforceable; (B) Ocean West is not, and to its knowledge no other party is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party (including Ocean West) has repudiated any provision of the agreement; (D) no party (including Ocean West), has released any rights under such agreement; (E) Ocean West has neither received nor given written notice that any party is in default; (F) there is no default by any party which remains uncured; and (G) there are no unwritten amendments or waivers.

          9. Indemnification by Ocean West. Ocean West shall indemnify, defend and hold harmless Freedom from and against, and shall reimburse Freedom against and in respect of, any and all Losses, hereinafter defined, that Freedom may suffer resulting from, relating to, arising out of, or caused by Ocean West or its Branch Managers or Wholesale Brokers with respect to the employment agreements or Wholesale Broker Agreements or the mortgage loans, prior to the date written hereinabove.

          10. Indemnification by Freedom. Freedom shall indemnify, defend and hold harmless Ocean West from and against, and shall reimburse Ocean West against and in respect of, any and all Losses, as hereinafter defined that Ocean West may suffer resulting from, relating to, arising out of, or caused by Ocean West’s conduct with respect to the employment agreements or Wholesale Broker Agreements subsequent to the date written hereinabove.

     For purposes of this Agreement, the term “Losses” shall mean “all actions, suits, proceedings, hearings, investigations, charges, complaints,

claims, demands, injunctions, judgments, orders, decrees, rulings, damages, interest either actually paid by the aggrieved party or accrued, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses, with appropriate adjustment for insurance proceeds actually received by the aggrieved party.”

          11. Right of Set-Off. Ocean West acknowledges and agrees that, notwithstanding anything to the contrary contained or implied herein, Freedom, in addition to all other available rights and remedies, may set-off the amount of any and all Losses giving rise to indemnification pursuant to the operation of this Section against the Profits from the New Division due to Ocean West under this Agreement.

          12. Confidentiality. Each party to this Agreement shall, and shall cause its respective managers, officers, employees, representatives and agents (“Associated Persons”) to, treat and hold as confidential any information concerning the business and affairs of the other (including the terms of this Agreement unless required to disclose as per the normal course of business or S.E.C. guidelines) that is not already generally available to the public or required to be disclosed by any applicable law (“Confidential Information”), refrain from using any of the Confidential Information except in connection with this Agreement and the transactions contemplated hereby, and, upon termination of this Agreement, deliver promptly to the other party or destroy, at the request and option of the other party, all tangible embodiments (and all copies) of the Confidential Information which are in such party’s possession or under such Party’s control. In the event that any party or any of its Associated Persons are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, such party shall, and shall cause such Associated Persons to, notify the other party promptly of the request or requirement so that the other party may seek an appropriate protective order or waive compliance with the provisions of this Section.

          13. Covenant of Ocean West Not to Compete. Ocean West and its directors, principals and officers recognizes that it has and will acquire from Freedom valuable knowledge, expertise and business relationships concerning the business of Freedom and that Ocean West shall have access to confidential and proprietary information concerning the affairs of Freedom and Ocean West. Ocean West agrees that during the term of this Agreement and for a period of one (1) year following its termination, Ocean West, unless first obtaining the written consent of Freedom, shall not, for any reason whatsoever, directly or indirectly, alone or in conjunction with others either as a proprietor, independent contractor, partner, shareholder, principal, agent, employee, consultant or lender with respect to any other person, firm or Company:

     a. engage in the business of, the establishment, ownership or operation of any entity providing services similar or comparable to the services or engage in any business activity whatsoever that is the same as, or substantially similar to, the business of Freedom or Ocean West, or has marketed or is in preparation of marketing its ability to provide services, within a ten (10) mile radius in which business is conducted by the Freedom Branch Managers or Wholesale Brokers, respectively;

     b. communicate with any person or entity with which Freedom dealt, directly or indirectly, as a representative of Freedom, for the purpose, directly or indirectly, of inducing that person or entity to withhold business from Freedom or to terminate his, her or its affiliation with Freedom, or otherwise affect any existing relationship between that person or entity and Freedom;

     c. disclose to any person, firm, or entity any trade technological or technical secrets, any details of organization or business affairs, any names of past or present customers of Freedom, or any other information relating to the business of Freedom;

     d. directly solicit, canvass, accept any business or transaction for any other person, firm, or company or business similar to any business of Freedom;

     e. induce or attempt to influence, any independent contractor or client of Freedom to terminate employment with Freedom or to enter into any employment or business relationship with any other person, firm or corporation; or act or conduct himself in any manner that he shall have reason to believe is inimical or contrary to the best interests of Freedom.

     In the event of a breach or threat of breach of the provisions of this Section, Freedom, in addition to any other available remedies, shall have the right to bring legal action for special, preliminary and/or permanent injunctive relief, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from the violations, which rights shall be cumulative and concurrent. If Freedom shall bring such legal or equitable action, Freedom shall not, as a result of the time involved to obtain such relief, be deprived of the benefit of the full period of the Restrictive Covenant. Accordingly, the Restrictive Covenant shall be deemed to have the duration specified herein, computed from the date such relief is granted but reduced by the time expired between the date the period of restriction began to run and the date of the first violation of the Restrictive Covenant by Ocean West.

     If the period of time or the area or scope specified in this Section should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such number of months or the area or scope shall be reduced by the elimination of any unreasonable portion, or both, so that the Restrictive Covenant may be enforced in the area and for the time adjudged to be reasonable. If Ocean West violates the Restrictive Covenant, the restrictive period shall not run in favor of Ocean West from the time of the commencement of the violation until the time the violation is cured by Ocean West to the reasonable satisfaction of Freedom.

     In the event any aspect of this Section is found to be void or unenforceable, it shall nevertheless be reformed and enforced to the fullest extent allowable by the laws of the State of New Jersey.

     Notwithstanding the above, if Freedom terminates this Agreement pursuant to the provisions of 7.1 and 7.3 above (but not 7.2) then the Restrictive Covenant contained in this Section 13 shall not apply.

          14. Arbitration and Mediation. If Ocean West, FFCM or Freedom cannot resolve any dispute over the provisions of this Agreement to their mutual satisfaction within thirty (30) days of the commencement of the dispute the matter shall be submitted to mediation. The terms and procedure for mediation shall be arranged by the parties to the dispute.

     If good-faith mediation of a dispute proves impossible or if an agreed-upon mediation outcome cannot be obtained by the respective parties to the dispute within thirty (30) days following the commencement of the mediation, the dispute may be submitted to arbitration in accordance with the rules of the American Arbitration Association in Mount Laurel/Burlington County, New Jersey. Any party may commence arbitration of the dispute by sending a written request for arbitration to all other parties to the dispute. The request shall state the nature of the dispute to be resolved by arbitration and, if all of the parties to the dispute agree to arbitration, arbitration shall be commenced as soon as practical after such parties receive a copy of the written request.

     All arbitration decisions shall be final, binding, and conclusive on all the parties to arbitration, and legal judgment may be entered based upon such decision in accordance with applicable law in any court having jurisdiction to do so. Each party shall pay its own costs of the arbitration and the costs of the arbitrator shall be divided equally between the parties.

          15. Assignment of Phone Numbers and Facsimile Numbers. Ocean West hereby agrees to assign and transfer to Freedom all telephone numbers and facsimile numbers used by each Branch Manager at his or her office. In the event of termination of this Agreement pursuant to Section 7.1 hereof, shall be returned to Ocean West within sixty (60) days. The telephone numbers shall remain with Freedom if a termination arises under Section 7.2.

          16. Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          17. Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, except to the extent that they may conflict with the provisions of this Agreement, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company’s employees generally.

     18. Waiver. The waiver by either party of breach or violation of any provision of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach hereof. No remedy conferred upon the Company by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity.

     19. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, in person or by a recognized courier or delivery service, when telefaxed to the recipient’s correct telefax number (with receipt confirmed) or when mailed by registered or certified mail, return receipt requested, as follows (provided that notice of change of address shall be deemed given only when received):

Freedom Mortgage Corporation 100 Atrium Way Suite 300 Mt. Laurel, NJ 08054

Ocean West Holding Corp. 15991 Redhill Avenue, #110 Tustin, CA 92780

First Fidelity Capital Markets, Inc. 10463 Stonebridge Boulevard Suite 400 Boca Raton, FL 33498

or to such other name or address as any designated recipient shall specify by notice to the other designated recipients in the manner specified in this Section 19.

          20. Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New Jersey.

          21. Benefit Assignment. This Agreement shall be binding and inure to the benefit of the parties respective successors and assigns. Notwithstanding the above, this Agreement shall not be assigned by Ocean West or FFCM without the express written consent of Freedom, which consent shall not be unreasonably withheld.

          22. Approval. Before this Agreement becomes effective, Ocean West must receive ratification of the Agreement from its parent holding company by March 30, 2004. If such ratification is not received, unless extended by the parties, this Agreement shall be null and void.

          23. Counterparts. This Agreement may be executed in counterparts.

SIGNATURES ON SEPARATE PAGE

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year above written.

FREEDOM MORTGAGE CORPORATION

By:	/s/ Stanley Middleman	[SEAL]

Stanley Middleman
CEO

OCEAN WEST HOLDING CORP

By:	/s/ Mark Stewart	[SEAL]

Mark Stewart
President and Chief Executive Officer

FIRST FIDELITY CAPITAL MARKETS, INC

By:	/s/ Elliott Jacobs	[SEAL]

Elliott Jacobs
Managing Director

Acknowledge, Agree and Accept the terms of Section 4 of this Agreement

/s/ Mark Stewart

Mark Stewart
President and Chief Executive Officer

/s/ Daryl Meddings

Daryl Meddings
Executive Vice President and Chief Financial Officer

EXHIBIT “A”

Schedule of Ocean West Branch Managers

Exhibit “B”

Schedule of Ocean West Wholesale Brokers

Exhibit “C”

Form of Freedom’s New Branch Manager Agreement

Will be provided later.

Exhibit “D”

Form of Freedom’s Wholesale Broker Agreement

Will be provided later.

Addendum

     This Addendum to be effective as of December 31, 2003, by and between Freedom Mortgage Corporation, a New Jersey corporation (“Freedom”), Ocean West Holding Corporation, a Delaware corporation (“Ocean West”) and First Fidelity Capital Markets, Inc., a Florida corporation (“FFCM”).

     WHEREAS, Freedom, Ocean West and FFCM entered into an Agreement effective as of December 31, 2003 (the “Agreement”); and

     WHEREAS, Freedom, Ocean West and FFCM wish to clarify and amend the Agreement pursuant to this Addendum.

     NOW THEREFORE, intending to be legally bound and in consideration of the covenants herein contained, and contained in the Agreement, the parties agree as follows:

1. Paragraph 22 of the Agreement shall be deleted in its entirety and replaced in its entirety as follows:

22. Approval. As a condition precedent to the effectiveness of this Agreement, Ocean West must receive approval of this Agreement by its shareholders no later than March 30, 2004. If such shareholder approval is not received, unless extended by the mutual agreement of the parties, this Agreement shall become null and void. During the period prior to approval of its shareholders, Ocean West will rent the Branch Managers and Wholesale Brokers to Freedom at rates based on current compensation formulas. If the shareholders of Ocean West do not approve this Agreement by March 30, 2004, the Branch Managers and Wholesale Brokers being rented will be immediately released and returned to Ocean West unless both Freedom and Ocean West agree to an extension.

          2. All other terms and the conditions of the Agreement are hereby confirmed and ratified.

          IN WITNESS WHEREOF, the parties have executed this Addendum on the day and year above written.

FREEDOM MORTGAGE CORPORATION

By:	/s/ Stanley Middleman	[SEAL]

Stanley Middleman
CEO

OCEAN WEST HOLDING CORPORATION

By:	Mark Stewart	[SEAL]

Mark Stewart
President and Chief Executive Officer

FIRST FIDELITY CAPITAL MARKETS, INC

By:	/s/ Elliot Jacobs	[SEAL]

Elliott Jacobs
Managing Director